UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 10, 2008

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300, Northbrook, Illinois		60062
(Address of principal executive offices)		(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On April 10, 2008, the Board of Directors of KapStone Paper and Packaging Corporation (“KapStone” or the “Company”), upon the recommendation of the Compensation Committee, approved the 2008 Amendment (the “Amendment”) to the KapStone Paper and Packaging Corporation 2006 Incentive Plan (the “Incentive Plan”).  The Amendment permits the granting of restricted stock units in addition to restricted stock shares.  Restricted stock units represent the right of a grantee to receive a specified number of shares of KapStone common stock upon lapse of the substantial risk of forfeiture and other restrictions on such shares.  Because of the nature of the Amendment, stockholder approval of the Amendment is not required under Nasdaq rules.  The Board also approved, upon the recommendation of the Compensation Committee, the form of Restricted Stock Unit Grant Agreement under the Incentive Plan.

The foregoing description of the Amendment and the form of Restricted Stock Unit Grant Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and the form of Restricted Stock Unit Grant Agreement, which are attached as Exhibit 99.1 and 99.2, respectively, to this report and are incorporated by reference herein.

The Board, upon the recommendation of the Compensation Committee, also approved the Performance Incentive Plan of KapStone Paper and Packaging Corporation (the “PIP”), subject to stockholder approval.  The PIP provides for annual incentive awards to officers and other participating employees.  The purpose of the PIP is to promote the interests of KapStone and its stockholders by providing an incentive for participating employees to meet specified performance goals.  While the PIP itself does not require approval by stockholders, the approval of the PIP would give KapStone the benefit of U.S. income tax deduction under Section 162(m) of the Internal Revenue Code for certain covered employees.

The foregoing description of the PIP does not purport to be complete and is qualified in its entirety by reference to the full text of the PIP, which is attached as Exhibit 99.3 to this report and is incorporated by reference herein.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The Compensation Committee on April 10, 2008 established annual base salaries for the Company’s executive officers as shown in the following table.

Name	Position	Base Salary

Roger W. Stone	Chairman of the Board and Chief Executive Officer	$420,000

Matthew Kaplan	President	$420,000

Tim Keneally	Vice President and General Manager	$305,000

Andrea K. Tarbox	Vice President and Chief Financial Officer	$275,000

The Compensation Committee also established potential bonus awards under the Company’s 2008 annual incentive plan.  Each of Mr. Stone and Mr. Kaplan is eligible to receive a bonus of up to 130% of his base salary based on KapStone’s EBITDA performance during 2008.  Each of Mr. Keneally and Ms. Tarbox is eligible to receive a bonus up to 63% of his or her base salary based on KapStone’s EBITDA performance during 2008 and up to an additional 27% of his or her base salary based on individual performance goals.

Finally, the Compensation Committee granted on April 10, 2008 the following equity awards under the Incentive Plan to KapStone’s executive officers.

Executive	Stock Options	Restricted Stock Units
Roger Stone	167,671	53,217
Matt Kaplan	167,671	53,217
Tim Keneally	60,548	19,217
Andrea Tarbox	60,548	19,217

Each of the stock options has an exercise price of $ 6.90 per share (the closing stock price on the date of grant), has a ten year  term, and vests 50% on the second anniversary of the grant date and the remaining 50% at the third anniversary of the third anniversary of the grant date.  Each restricted stock unit vests 100% on the third anniversary of the grant date.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors, adopted a resolution amending and restating KapStone’s Bylaws (as amended and restated, the “Bylaws”) effective as of April 10, 2008.

An overview of the provisions adopted or changed and, if applicable, the previous provision are provided below. These descriptions are summaries and are qualified in their entirety by the Bylaws filed herewith as Exhibit 99.4, the text of which is incorporated by reference in this Section 5.03.

Nominations and Stockholder Business

A new Section 2.4 was added to revise and update the procedures pursuant to which a stockholder may nominate a person for election to the Board or propose business to be considered at a stockholder meeting.  Such revised and updated procedures are effective following the KapStone 2008 annual meeting of stockholders.

The advance notice provisions in the Bylaws require all stockholders who intend to nominate persons for election to the board of directors or make proposals at an annual meeting to give timely notice thereof in writing to the Corporate Secretary at the principal executive offices of the Company, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting.  In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s annual meeting, stockholder notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder’s notice described in the preceding paragraph must satisfy all of the requirements set forth in the Bylaws, including providing:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director, the name, age, business address and residence address of such person; the principal occupation or employment of such person; the class and number of shares of capital stock of the Company which are beneficially owned by such person and any other direct or indirect pecuniary or economic interest in any capital stock of the Company of such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement; and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the nomination and of any material interest in such nomination of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; provided, that the corporation may require any proposed nominee to furnish such other information as may be reasonably required by the corporation to determine the qualifications of such nominee to serve as a director of the corporation;

•

as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business, and of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Company of any such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement, and, in the case of such stockholder, his commitment to remain a stockholder through the date of the stockholders meeting with respect to which his notice was given; and

•

A representation that such stockholder and, if applicable, beneficial owner, intends to appear in person or by proxy at the stockholders meeting to make such nominations or bring such business before the meeting.

At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to KapStone’s notice of meeting.  In the event a special meeting of stockholders is properly called in accordance with the Bylaws for the purpose of electing one or more directors to the Board of Directors, a stockholder may make nominations of persons for election to the Board at the special meeting if the stockholder delivers written notice to KapStone’s Secretary not before the 120th day prior to such special meeting and not after the later of the 90th day prior to such special meeting or the 10th day following the announcement of the meeting date and of the nominees proposed to be elected at such meeting.

If the number of directors to be elected to the Board is increased and KapStone does not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position created by such increase will be considered timely if it is delivered to KapStone’s Secretary by the 10th day following the announcement.

Previously, KapStone’s bylaws generally required written notice of a stockholder nomination or proposal not less than 60 nor more than 90 days prior to a meeting.  The amended and restated Bylaws provide that advance notice by stockholders of nominations to be made at, or other business to be conducted at, the Company’s 2008 annual meeting of stockholders are governed by the advance notice provisions in effect prior to the adoption of the amended and restated Bylaws.

Technological Updates

Multiple provisions were changed to reflect changes in the technologies used to perform ministerial tasks and to permit electronic communication.  Provisions were changed to allow notice to be given electronically for all meetings of stockholders (Sections 2.2 and 2.3), special meetings of the Board (Section 3.4), and as otherwise required (Section 6.1). Notice by electronic delivery will be deemed given when dispatched (Section 6.1), and any person entitled to notice may waive it by electronic transmission (Section 6.2). The members of the Board may consent to any action without a meeting by electronic transmission or transmissions (Section 3.7).   Previously, KapStone’s bylaws did not provide for electronic notices, waivers and consents.

Conduct of Stockholder Meetings

Section 2.6 was revised to:  (a) specify that the Secretary of KapStone shall act as secretary of all meetings of stockholders; and (b) that the chairman of the meeting may generally establish rules to maintain order for the conduct of the meeting.   Previously, the bylaws were silent on these matters.

Section 2.7 was revised to permit proxies to be in writing or transmitted as permitted by law (e.g., electronically, via internet, interactive voice response system).  Previously, the bylaws provided that all proxies shall be executed in writing.

A new Section 2.13 was added to provide for the appointment of one or more inspectors of election for stockholder meetings to conduct the duties prescribed by Delaware law. Previously, the bylaws provided for two judges to decide upon the qualifications of voters, count the votes and declare the result.

General

Section 3.11 was revised to provide that the Board shall have the authority to fix the compensation of directors for services to KapStone.  Previously, KapStone’s bylaws were silent on this matter.  A new Section 5.04 was added to allow the Board to provide by resolution or resolutions that some or all of any or all classes or series of stock issued by KapStone will be uncertificated shares.  Such a resolution will not apply to currently certificated shares until such certificate is surrendered to KapStone.  In addition, Section 8.3 was revised to provide that no stockholder shall have the right to inspect KapStone’s books and records, except as conferred by Delaware law, unless and until authorized to do so by resolution of the Board or stockholders.  Section 8.6 was revised to clarify that the use of the corporate seal of KapStone is not mandatory.  Section 8.7 was revised to clarify the Board’s power to alter, amend, change, add or repeal the Bylaws.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	2008 Amendment to KapStone Paper and Packaging Corporation 2006 Incentive Plan

99.2	Form of Restricted Stock Unit Grant Agreement

99.3	Performance Incentive Plan of KapStone Paper and Packaging Corporation

99.4	Amended and Restated Bylaws of KapStone Paper and Packing Corporation

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 11, 2008

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Roger W. Stone
Name:	Roger W. Stone
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	2008 Amendment to KapStone Paper and Packaging Corporation 2006 Incentive Plan

99.2	Form of Restricted Stock Unit Grant Agreement

99.3	Performance Incentive Plan of KapStone Paper and Packaging Corporation

99.4	Amended and Restated Bylaws of KapStone Paper and Packing Corporation